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August 13, 1999


Knoll, Inc.
1235 Water Street
East Greenville, Pennsylvania 18041

Ladies and Gentlemen:

We have acted as counsel to Knoll, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-______) (the "Registration Statement") relating to the offer and sale (the "Offering") of up to 1,384,858 shares of the Company's common stock, par value $.01 per share (the "Shares"), by the selling stockholders described therein.

We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that: (1) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; and (2) the Shares are duly authorized, validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.



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Knoll, Inc.
August 13, 1999
Page 2



This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we undertake no obligation to advise you of any change in any matters set forth herein subsequent to the date hereof.

Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/  Willkie Farr & Gallagher